CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-210186 on Form N-1A of our report dated October 25, 2017, relating to the financial statements and financial highlights of First Trust Municipal CEF Income Opportunity ETF, First Trust CEF Income Opportunity ETF, First Trust TCW Opportunistic Fixed Income ETF, EquityCompass Risk Manager ETF and EquityCompass Tactical Risk Manager ETF, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund VIII as of and for the period ended August 31, 2017, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Overview of the Fund and the Service Providers" and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP

Chicago, Illinois
December 29, 2017